Exhibit 99.1

ChineseInvestors.com, Inc.’s Wholly Owned Foreign Enterprise, CBD Biotechnology Co. Ltd. Teams up with the Godfather of Beauty, a Chinese Beauty Influencer, for its Launch of the “CBD Magic Hemp Series” Skincare Line on Alibaba’s Taobao Platform

SAN GABRIEL, CA (November 20, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that its wholly owned foreign enterprise, CBD Biotechnology Co. Ltd., has teamed up with Chinese beauty influencer, The Godfather of Beauty, for the launch of its “CBD Magic Hemp Series” skincare line on China’s largest e-commerce retailer Alibaba. Within minutes of its launch on the "China Taobao Live Broadcasting Celebrity Show," over 91 units from the CBD Magic Hemp Series skincare line were purchased by excited consumers, with over 40,000 views during the first broadcast. See broadcast at www.youtube.com/watch?v=YsKEv-4-Dyw.

The Company’s flagship store on Alibaba’s Taobao Platform, the "CBD Enterprise Store," can be found online at: https://shop518313324.taobao.com.

Taobao, part of the Alibaba Group, is the largest shopping site in Asia with upwards of 500 million registered users. With years of experience in live, online marketing on the Taobao Platform, “The Godfather of Beauty is an Internet celebrity with over 60,000 active followers. Through its partnership with Taobao and with The Godfather of Beauty, the Company has an amazing opportunity to expand its e-commerce presence in China through live product demonstrations and social interaction with fans.

“It is well documented that ancient Chinese recognized the medicinal properties of the hemp plant. Now this ancient remedy is re-emerging in the Chinese skincare industry and CBD Biotechnology Co. Ltd. is pleased to be among the first to bring such a novel skincare line to market,” says Warren Wang CEO of ChineseInvestors.com, Inc. “The success of the initial launch of the CBD Magic Hemp Series skincare line on Taobao solidifies our belief that Chinese consumers recognize that the anti-inflammatory agents and anti-oxidants contained in hemp-extract can have positive effects on the skin,”

“We are excited about the Company’s partnerships with Taobao and The Godfather of Beauty and are pleased with consumer reaction to the initial launch and product,” says CBD Biotechnology Co. Ltd. CEO Summer Yuan. “China is the second largest cosmetics consumer market in the world with a market size of more than 300 billion CNY, or roughly 45 billion USD. With such a large consumer audience, we see huge possibilities for continued growth and plan to continue to develop new, innovative products for the Chinese market and will continue to partner with dynamic influencers throughout mainland China to spread the word about the CBD Magic Hemp Series product line. We anticipate explosive growth in the coming year.”

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The new Taobao flagship store is open for business

“The Godfather of Beauty” sells to his 60,000 followers

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Taobao.com

Founded by the Alibaba Group, Taobao.com was established in May 2003 and is Asia's largest online retailer and the most popular online shopping platform in China. With upwards of 800 million products for sale online, 500 million registered users, and more than 60 million visitors per day, Taobao averages 48,000 products sold per minute. For more information about the company, please visit www.taobao.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

www.Chinesefn.com

www.Chinesehempoil.com

I

nvestor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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